Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 22, 2006, Capital Growth Systems, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CGSI MergerCo, Inc., a Delaware corporation (“MergerCo”) and CentrePath, Inc., a Delaware corporation (“CentrePath”) pursuant to which MergerCo. agreed to be merged with and into CentrePath, and CentrePath would be the surviving corporation in the merger. Pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.01 per share of MergerCo issued and outstanding immediately prior to the effective time of the closing was agreed to be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share of the surviving corporation following the merger. Each share of CentrePath stock that was owned by its shareholders immediately prior to the effective time of the closing was agreed to be automatically be cancelled and retired, and no cash consideration was to be delivered in exchange therefore. Each share of CentrePath stock issued and outstanding immediately prior to the effective time of the closing was agreed to be converted into the right to receive that portion of the merger consideration, as defined below, applicable to such share. the Company deposited $1,000,000 with CentrePath concurrently with the execution and delivery of the Merger Agreement (the “Earnest Money Deposit”), and the Earnest Money Deposit was agreed to be applied in payment of the merger consideration. The merger consideration was a cash amount equal to $6,750,000 (the “Merger Consideration”) subject to a net working capital adjustment. On November 30, 2006, the Company consummated the acquisition of CentrePath pursuant to the Merger Agreement, which included an additional payment of $750,000 related to the net working capital adjustment bringing the total amount of the Merger Consideration to $7,500,000.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Company’s acquisition of CentrePath on November 30, 2006 (the “Transaction”) on the Company’s historical financial position and our results of operations. The Company has derived its historical financial data for the year ended December 31, 2005 from the Company’s audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2005. the Company has derived its historical financial data as of and for the nine months ended September 30, 2006 from the Company’s unaudited financial statements included in the Form 10-QSB for the quarter ended September 30, 2006. The Company has derived CentrePath’s historical financial data for the year ended December 31, 2005 from the audited statement of operations included in this Form 8-K/A.  The Company has compiled CentrePath’s historical nine month period ended September 30, 2006 statement of operations from CentrePath’s books and records.

The unaudited pro forma combined statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 assume that the Transaction took place on January 1, 2005. The unaudited pro forma combined balance sheet as of September 30, 2006 assumes that the Transaction took place on that date.

The information presented in the unaudited pro forma combined financial statements does not purport to represent what the Company’s financial position or results of operations would have been had the Transaction occurred as of the dates indicated, nor is it indicative of the Company’s future financial position or results of operations for any period. In addition, the Company and CentrePath may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances and which are expected to have a continuing effect on the combined results. A final determination of fair values relating to the CentrePath acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of CentrePath that exist as of the date of the completion of the Transaction. The final valuation will change the allocations of the purchase price, which will affect the fair value assigned to the assets and liabilities and will result in a change to the unaudited pro forma combined financial statements data.

Included in the unaudited pro forma combined condensed statements of operations of the Company and CentrePath for the year ended December 31, 2005 are the pro forma adjustments related to the acquisition of 20/20 Technologies, Inc. (“20/20”) on September 8, 2006. Pursuant to the terms of a merger agreement between the Company (together with its wholly owned subsidiary, 20/20 Mergerco, Inc.) and 20/20, the Company agreed to acquire all of the capital stock of 20/20 in exchange for certain cash, stock consideration and the assumption of certain indebtedness by virtue of a reverse triangular merger of 20/20 with 20/20 Mergeco, Inc., whereby 20/20 Mergeco, Inc. was merged with 20/20, and 20/20 was the surviving corporation.

The aggregate consideration paid to 20/20 in connection with the acquisition of 20/20 was $8,727,050, comprised of cash consideration in the amount of $3,559,416 and stock valued at $5,167,634 comprised of 3,899,315 shares of the Company's common stock, par value of $0.0001 (“Common Stock”) and 2,516.10 shares of the Company's Series B preferred stock, par value $.0001 (the “Series B Preferred Stock”, and collectively with the shares of Common Stock, the “Transaction Shares”). Each share of Series B Preferred Stock by its terms is convertible into 1,470.588 shares of the Company’s Common Stock, or 3,700,147 shares of Common Stock in the aggregate The results of 20/20 have been included in the results of the Company since the date of acquisition, therefore the unaudited pro forma combined statement of operations for the nine month period ended September 30, 2006, includes an adjustment for 20/20 for the period from January 1, 2006 to September 8, 2006. The unaudited pro forma combined balance sheet presented as of September 30, 2006 is subsequent to the acquisition date of 20/20 and as a result, no pro forma adjustments are required.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes contained in the annual, quarterly and other reports filed by us with the SEC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS OF
CAPITAL GROWTH SYSTEMS, INC. (CGSI) , CENTREPATH, INC. & 20/20 TECHNOLOGIES, INC. (20/20)
For the year ended December 31, 2005

	Historical			Pro Forma
	CGSI	20/20	CentrePath	20/20 Adjustments			CentrePath Adjustments				Combined
Revenues:

Total revenues	$15,656,226	$1,914,231	$9,836,977	$—			$—				$27,407,434

Total cost of revenues	8,520,909	—	8,587,631	—			—				17,108,540

Gross margin	7,135,317	1,914,231	1,249,346	—			—				10,298,894

Operating Expenses:
Compensation	5,446,071	2,707,808	5,023,720	—			—				13,177,599
Travel and entertainment	248,279	497,923	472,007	—			—				1,218,209
Occupancy	490,099	348,138	488,277	—			—				1,326,514
Professional fees	639,965	867,621	63,669	—			—				1,571,255
Insurance	319,533	—	180,114	—			—				499,647
Depreciation and amortization	852,000	140,369	816,927	500,000	(J	)	318,000	(G	)		2,627,296
Other operating expenses	1,023,619	333,721	1,241,056	—			—				2,598,396
Merger & acquisition costs	—	2,295,956	—	—			—				2,295,956

Total operating expenses	9,019,566	7,191,536	8,285,770	500,000			318,000				25,314,872

Loss from Operations	(1,884,249)	(5,277,305)	(7,036,424)	(500,000)			(318,000)				(15,015,978)

Other income (expense):
Interest expense, net	(347,191)	(776,512)	(254,324)	(459,000)	(H	)	(225,000)	(A	)		(2,062,027)
Other income (expense)	—	—	259,690	—			—				259,690

Total other income (expense)	(347,191)	(776,512)	5,366	(459,000)			(225,000)				(1,802,337)

Net loss before income taxes	$(2,231,440)	$(6,053,817)	$(7,031,058)	$(959,000)			$(543,000)			$	(16,818,315)
Income taxes	61,448	—	—	—			—				61,448
Net loss	$(2,292,888)	$(6,053,817)	$(7,031,058)	$(959,000)			$(543,000)				$(16,879,763)

Loss per share	$(.13)										$(.81)

Weighted average shares outstanding:	16,984,606			3,899,315	((I	)	—				20,883,921

See notes to unaudited pro forma combined consolidated financial statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS OF CAPITAL GROWTH SYSTEMS, INC. (CGSI), CENTREPATH, INC & 20/20 TECHNOLOGIES, INC. (20/20)
For the nine months ended September 30, 2006

	Historical			Pro Forma

	CGSI	20/20	CentrePath	20/20 Adjustments			CentrePath Adjustments			Combined
Revenues:

Total revenues	$10,849,850	$1,603,302	$7,481,007	$—			$—			$19,934,159

Total cost of revenues	5,571,472	—	6,585,290	—			—			12,156,762

Gross margin	5,278,378	1,603,302	895,717	—			—			7,777,397

Operating Expenses:
Compensation	5,485,855	1,244,271	4,371,211	—			—			11,101,337
Travel and entertainment	164,055	249,379	293,343	—			—			706,777
Occupancy	410,344	225,739	401,678	—			—			1,037,761
Professional fees	1,368,535	272,235	57,224	—			—			1,697,994
Insurance	248,057	—	109,120	—			—			357,177
Depreciation and amortization	611,194	15,651	303,862	375,000	(J	)	239,000	(G	)	1,544,707
Other operating expenses	693,721	146,713	968,990	—			—			1,809,424
Merger & acquisition costs	—	101,657	—	—			—			101,657

Total operating expenses	8,981,761	2,255,645	6,505,428	375,000			239,000			18,356,834

Loss from Operations	(3,703,383)	(652,343)	(5,609,711)	(375,000)			(239,000)			(10,579,437)

Other income (expense):
Interest expense, net	(1,030,917)	(633,356)	(208,556)	(229,000)	(H	)	(17,000)	(A	)	(2,118,829)
Other income (expense)	—	—	6,081	—			—			6,081

Total other income (expense)	(1,030,917)	(633,356)	(202,475)	(229,000)			(17,000)			(2,112,748)

Net loss before income taxes	$(4,734,300)	$(1,285,699)	$(5,812,186)	$(604,000)			$(256,000)			$(12,692,185)
Income taxes	45,151	—	—	—			—			45,151
Net loss	$(4,779,451)	$(1,285,699)	$(5,812,186)	$(604,000)			$(256,000)			$(12,737,336)

Loss per share	$(.27)									$(.59)

Weighted average shares outstanding:	17,737,537			3,899,315	(I	)	—			21,636,852

See notes to unaudited pro forma combined consolidated financial statements

UNAUDITED PRO FORMA COMBINED BALANCE SHEET OF
CAPITAL GROWTH SYSTEM, INC. (CGSI), CENTREPATH, INC.  AND 20/20 TECHNOLOGIES, INC. (20/20)
September 30, 2006

	Historical		Pro Forma
	CGSI	CentrePath	CentrePath Adjustments			20/20 Adjustments		Combined
ASSETS
Current assets:
Cash	$344,637	$5 ,977,835	$(3,617,047)	(C	)	$—		$2,705,425
Accounts receivable, net	1,914,910	708,060	—			—		2,622,970
Inventories, net	1,197,325	—	—			—		1,197,325
Prepaid expenses	116,402	317,086	—			—		433,488
Other current assets	11,730	—	—			—		11,730
						—
Total current assets	3,585,004	7,002,981	(3,617,047)			—		6,970,938

Fixed Assets, net accumulated depreciation	871,560	1,821,000	—			—		2,692,560
Intangible assets, net	2,389,859	—	2,300,000	(B	)	5,185,400	(K)	9,875,259
Goodwill	17,373,365	—	2,135,493	(B	)	(5,185,400)	(K)	14,323,458
Other assets	257,041	118,716	—			—		375,757

	$24,476,829	$8,942,697	$818,446			$—		$34,237,972

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt	$10,686,772	$—	$7,850,000	(E	)	$—		$18,536,772
Accounts payable	2,477,662	387,311	150,000	(F	)	—		3,014,973
Accrued expenses	2,301,945	554,913	—			—		2,856,858
Deferred revenues	1,917,645	818,919	—			—		2,736,564
Advance billings	459,805	—	—			—		459,805
Other current liabilities	162,067	—	—			—		162,067

Total current liabilities	18,005,896	1,761,143	8,000,000			—		27,767,039

Debt, net of current maturities	637,272	3,967,047	(3,967,047)	(E	)	—		637,272

Total liabilities	18,643,168	5,728,190	4,032,953	b		—		28,404,311

Shareholders’ equity:
Preferred Stock	—	—	—			—		—
Common stock	2,101	—	—			—		2,101
Additional paid-in capital	21,597,829	193,341,189	(193,341,189)	(D	)	—		21,597,829
Accumulated deficit	(15,763,766)	(190,126,682)	190,126,682	(D	)	—		(15,763,766)
Foreign currency translation adjustment	(2,503)	—	—			—		(2,503)

Total shareholders’ equity	5,833,661	3,214,507	(3,214,507)			—		5,833,661

Total liabilities and shareholders’ equity	$24,476,829	$8,942,697	$818,446			$—		$34,237,972

See notes to unaudited pro forma combined consolidated financial statements

NOTES TO UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On November 22, 2006, Capital Growth Systems, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CGSI MergerCo, Inc., a Delaware corporation (“MergerCo”) and CentrePath, Inc., a Delaware corporation (“CentrePath”) pursuant to which MergerCo. agreed to be merged with and into CentrePath, and CentrePath would be the surviving corporation in the merger. Pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.01 per share of MergerCo issued and outstanding immediately prior to the effective time of the closing was to be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share of the surviving corporation following the merger. Each share of CentrePath Stock that was owned by its shareholders immediately prior to the effective time of the closing was to be automatically be cancelled and retired, and no cash consideration was to be delivered in exchange therefoe. Each share of CentrePath stock issued and outstanding immediately prior to the effective time of the closing was to be converted into the right to receive that portion of the merger consideration, as defined below, applicable to such share. The Company deposited $1,000,000 with Centrepath concurrently with the execution and delivery of the Merger Agreement (the “Earnest Money Deposit”), and the Earnest Money Deposit was to be applied in payment of the merger consideration. The merger consideration was a cash amount equal to $6,750,000 (the “Merger Consideration”) subject to a net working capital adjustment. On November 30, 2006, the Company consummated the acquisition of CentrePath pursuant to the Merger Agreement, which included an additional payment of $750,000 related to the net working capital adjustment bringing the total amount of the Merger Consideration to $7,500,000.

As part of this Merger, the Company had borrowed $7,850,000 original principal amount in November, 2007 with $6,750,000 of the proceeds used toward the purchase of Centrepath, and the balance of the proceeds used for working capital, which loans were secured by the stock and assets of CentrePath. The principal and accrued interest with respect to these loans was either paid off or rolled into the purchase of Units (comprised of Series AA Preferred Stock of the Company plus warrants to purchase shares of Series AA Preferred Stock) per the Units offering on January 19, 2007. In connection with the funding of this loan the Company issued warrants to purchase 1,766.2676 shares of Series AA Preferred Stock (representing 3,925,000 shares of Common Stock on an as converted to Common Stock basis), exercisable on or before December 31, 2009, at $1,000 per share ($0.45 per share on an as converted to Common Stock basis).

The unaudited pro forma combined statements of operations for the year ended December 31, 2005 and for the none months ended September 30, 2006 assume that the transaction took place on January 1, 2005. The unaudited pro forma combined balance sheet as of September 30, 2006 assumes that the Transaction took place on that date.  The unaudited pro forma statement of operations for the nine months ended September 30, 2006 assumes the transaction took place on January 1, 2006.

The Company has hired a third-party independent valuation firm to assist in determining the fair value of the assets acquired and liabilities assumed, including identifying the value of intangible assets that existed at the date of the acquisition of CentrePath. Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to CentrePath’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of September 30, 2006 for purposes of illustrating the unaudited proforma combined balance sheet. The estimated consideration is allocated as follows:

Cash		7,500,000
Professional fees		150,000
Total consideration		$7,650,000
Assets and liabilities acquired/assumed
Cash and cash equivalents	$2,010,788
Accounts receivable	708,060
Prepaid expenses	317,086
Other assets	118,716
Property and equipment, net	1,821,000
Accounts payable	(387,311)
Accrued expenses	(554,913)
Deferred revenue	(818,919)
Net assets acquired		3,214,507
Intangible assets		2,300,000
Goodwill		2,135,493
Total		$7,650,000

The excess of the total purchase price over preliminary fair values of all identifiable assets acquired, net of liabilities assumed, amounted to $4.4 million of which $2.1 million was allocated to goodwill and $2.3 million to intangible assets pending the final valuation being performed by an independent third-party valuation firm. A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of CentrePath that existed as of the date of the completion of the CentrePath acquisition. The final valuation will change the allocations of purchase price, which will affect the fair value assigned to the assets and liabilities and will result in a change to the unaudited pro forma combined financial statements data. Among the factors that could affect the preliminary fair value estimates are changes in the amounts allocated to intangible assets, changes in the net realizable value of assets and changes in accrued liability and accounts payable balances.

Included in the unaudited pro forma combined condensed statements of operations of the Company and CentrePath for the year ended December 31, 2005 are the pro forma adjustments related to the acquisition of 20/20 Technologies, Inc. (“20/20”) on September 8, 2006. Pursuant to the terms of a merger agreement between the Company (together with its wholly owned subsidiary, 20/20 Mergeco, Inc.). and 20/20, the Company agreed to acquire all of the capital stock of 20/20 in exchange for certain cash, stock consideration and the assumption of certain indebtedness. The Company and 20/20 effected the transaction through a reverse triangular merger whereby 20/20 Mergeco was merged with 20/20, and 20/20 was the surviving corporation (the “Merger”).

2. Pro Forma Adjustments

CentrePath, Inc.’s Pro Forma Adjustments

Certain reclassifications have been made to conform CentrePath’s historical amounts to the Company.’s financial statement presentation.

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition was completed on September 30, 2006 for the balance sheet purposes and as of January 1, 2005 for the statements of operations purposes and reflects the following pro forma adjustments:

(A)
This reflects the interest expense on the Bridge Notes Payable that was issued as part of the merger agreement in the amount of $540,000 and $405,000 for the twelve month and nine month periods ended December 31, 2005 and September 30, 2006, respectively. These amounts were offset by interest expense associated with the and notes payable issued by CentrePath in 2005 totaling $315,000 and $388,000, for the twelve month and nine month periods ended December 31, 2005 and September 30, 2006, respectively.

(B)
Of the total purchase price, $2.1 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets acquired. CentrePath is a world-class provider of intelligent network management services to large multinational corporations, systems integrators and regional owners of private fiber optic networks. Using its unique high-availability network operations center (NOC), powered by its remote management software (OSS) and proven management methodologies, CentrePath has been providing high-quality outsourced network management services to institutions across the United States and the United Kingdom for the past six years. These capabilities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but will be reviewed at least annually for impairment, or more frequently if certain triggering events occur. In the event that management determines that the value of goodwill has become impaired, the Company will incur an expense in the amount of the impairment during the fiscal quarter in which the determination is made. The Company has preliminarily allocated $2.3 million to intangible assets related to developed technology, customer lists, and a trade name. The amount will be adjusted upon the completion of a valuation being performed by an independent third-party valuation firm.

(C)
Represents the reduction of cash utilized for the payoff of the Notes Payable that existed as of the acquisition date of $3,967,047, offset by the $350,000 of additional cash provided by the CentrePath Bridge Notes Payable. The total amount of this note payable was $7,850,000 of which $7,500,000 was used for the acquisition of CentrePath.

(D)	This represents the elimination of CentrePath’s equity.

(E)	Represents the issuance of debt related to the acquisition of CentrePath, totaling $7,850,000 and the payoff of CentrePath’s existing notes payable of $3,967,047 at the date of closing.

(F)	Represents the accrual for professional fees incurred associated with the acquisition of CentrePath.

(G)	Represents estimated amortization expense related to the acquired intangible assets.

20/20 Technologies, Inc.’s Pro Forma Adjustments

Certain reclassifications have been made to conform 20/20’s historical amounts to the Company’s financial statement presentation.

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition was completed on September 30, 2006 for the balance sheet purposes and as of January 1, 2005 for the statements of operations purposes and reflects the following pro forma adjustments:

(H)
This reflects the interest expense on the notes payable that was issued as part of the merger agreement in the amount of $644,000 and $322,000 for the twelve month and six month periods ended December 31, 2005 and June 30, 2006 respectively, and by imputed interest on the accounts payable converted to debt in the amount of $101,000 and $50,000 for the twelve month and six month periods ended December 31, 2005 and June 30, 2006 respectively. These amounts were offset by interest expense associated with the 20/20 note payable that was paid off at closing totaling $286,000 and $143,000, for the twelve month. December 31, 2005 and June 30, 2006, respectively.

(I)	Represents stock valued at $5,303,068 and comprised of 3,899,315 shares of the Company's common stock, par value of $0.0001.

(J)	Represents estimated amortization related to the acquired intangible assets.

(K)
Of the total purchase price, $7.6 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets acquired. 20/20, whose assets include UK-based Magenta, Ltd., a global leader in circuit pricing and network optimization. The Magenta technology and proprietary knowledge base is one of a very limited set of databases in the world and, to the best of the Company's knowledge, the only one with competitive global access information coupled with automation tools for calculating, configuring and quoting enterprise connectivity solutions. These capabilities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but will be reviewed at least annually for impairment, or more frequently if certain triggering events occur. In the event that management determines that the value of goodwill has become impaired, the Company will incur an expense in the amount of the impairment during the fiscal quarter in which the determination is made. The Company has preliminarily allocated $5.2 million to intangible assets related to database, customer lists, and a trade name. The amount will be adjusted upon the completion of a valuation being performed by an independent third-party valuation firm.